EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 10, 2004 which appears in the Annual Report on Form 10-KSB of Walker Financial Corporation for the year ended December 31, 2003.

Marcum & Kliegman LLP

New York, New York
April 19, 2004